Exhibit 107

CALCULATION OF FILING FEE TABLE

424(b)(7)

(Form Type)

Empire State Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, $0.01 par value per share (1)	457(c)	29,894,869 (1)	$7.95 (2)	$237,664,208.55 (2)	0.0001102	$26,190.60
	Total Offering Amounts					$237,664,208.55 (2)		$26,190.60
	Total Fees Previously Paid							-
	Total Fee Offsets							$24,911.87 (3)
	Net Fee Due							$1,278.73

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Empire State Realty Trust, Inc.	424B7	333-240251	July 31, 2020		$24,911.87 (3)	Equity	Class A common stock, $0.01 par value per share (1)	29,894,869 (1)(3)	$191,925,058.98 (3)
Fee Offset Sources	Empire State Realty Trust, Inc.	424B7	333-240251		July 31, 2020						$24,911.87 (3)
Fee Offset Sources	Empire State Realty Trust, Inc.	424B7	333- 199199		February 2, 2017						$70,594.14 (3)

(1)	Includes up to 29,894,869 shares of Class A common stock to be offered for resale from time to time by the stockholder pursuant to their contractual rights. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A common stock that may be offered hereby are deemed to cover such additional shares of Class A common stock as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. Based upon the average of the high and low prices of the Class A common stock reported on the New York Stock Exchange on July 25, 2023 pursuant to Rule 457(c) under the Securities Act.

(3)	The registrant is registering 29,894,869 shares of Class A common stock having a proposed maximum aggregate price of up to $237,664,208.55 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The registrant had previously registered 29,894,869 shares of Class A common stock having an aggregate offering price of up to $191,925,058.98, offered by means of a prospectus supplement dated July 31, 2020 (the “2020 Prospectus Supplement”) and an accompanying prospectus dated July 31, 2020 pursuant to a Registration Statement filed on Form S-3 (File No. 333-240251) with the Securities and Exchange Commission (“SEC”) on July 31, 2020. In connection with the filing of the 2020 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $24,911.87. None of these securities were sold pursuant to the 2020 Prospectus Supplement, which is being superseded and replaced by the Current Prospectus Supplement, and the offering of unsold securities pursuant to the 2020 Prospectus Supplement terminated on July 31, 2023. In addition, the registrant had previously registered 29,610,854 shares of Class A common stock having an aggregate offering price of up to $609,095,267.00, offered by means of a prospectus supplement dated February 2, 2017 (the “2017 Prospectus Supplement”) and an accompanying prospectus dated October 7, 2014 pursuant to a Registration Statement filed on Form S-3 (File No. 333-199199) filed with the SEC on October 7, 2014. In connection with the 2017 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $70,594.14. Pursuant to Rule 457(p) under the Securities Act, $24,911.87 of the registration fees that were paid with respect to the securities that were previously registered pursuant to the 2020 Prospectus Supplements and were not sold thereunder is offset against the registration fee of $26,190.60 due in connection with the filing of the Current Prospectus Supplement.